Exhibit 99.1

Service Corporation International Commences Cash Tender Offer for 6.50%
Notes Due 2008 and 7.70% Notes Due 2009

HOUSTON, March 23 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), a provider of deathcare products and services, announced today that it commenced cash tender offers to purchase any and all of its 6.50% Notes due 2008 and 7.70% Notes due 2009. The aggregate principal amounts of the Notes are $195,000,000 and $202,588,000, respectively, as of the date of this press release. The tender offers are being made pursuant to an Offer to Purchase dated March 23, 2007, which sets forth more fully the terms and conditions of the tender offers.

The following table summarizes terms material to the determination of the total consideration to be received in each tender offer:

CUSIP NO.	Security Description	Reference Security	Bloomberg Reference Page	Fixed Spread (in basis points)	Early Participation Payment

817565AR5	6.50% Notes	4.625% UST	PX3	50	$30
	due	due
	2008	02/29/2008
817565AP9	7.70% Notes	3.125% UST	PX5	50	$30
817565AX2	due	due
817565AW4	2009	04/15/2009

Holders who tender prior to the early participation deadline will receive the total consideration described above, which includes a $30.00 early participation payment per $1,000 principal amount of notes. Holders who tender after the early participation deadline and prior to the expiration time will receive the total consideration minus the $30.00 early participation payment. The early participation deadline is 5:00 p.m., New York City time, on Thursday, April 5, 2007. Holders of notes that have been validly tendered by the early participation deadline will receive payment on the early payment date, which is expected to be promptly after the early participation deadline. Holders of notes that have been validly tendered following the early participation deadline, but prior to the expiration time, will receive payment on the final payment date, which is expected to be promptly after expiration. In addition, accrued and unpaid interest up to, but not including, the applicable payment date will be paid in cash on all validly tendered and accepted notes.

The tender offers will expire at 12:00 midnight, New York City time, on Friday, April 20, 2007, unless terminated or extended. Each tender offer for the Notes is subject to a financing condition and certain general conditions, each as described in more detail in the Offer to Purchase.

Questions concerning the terms of the tender offers may be directed to the dealer managers, Banc of America Securities LLC at (888) 292-0070 (U.S. Toll- Free) or (704) 388-4813 (Collect) or Merrill Lynch & Co. at (888) 654-8637 (U.S. Toll-Free) or (212) 449-4914 (Collect). Copies of the Offer to Purchase may be obtained by calling the information agent, Global Bondholder Services Corporation, toll-free at (866) 387-1500 or at (212) 430-3774 (banks and brokerage firms).

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on our behalf. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, and our ability to successfully complete the tender offers.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2006 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us.

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At December 31, 2006 we owned and operated more than 1,600 funeral homes and 400 cemeteries (of which over 230 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial(R) brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com . For more information about Dignity Memorial(R), please visit http://dignitymemorial.com .

For additional information contact:
Investors: Debbie Young - Director / Investor Relations
(713) 525-9088

Media: Greg Bolton - Director / Corporate Communications
(713) 525-5235

SOURCE  Service Corporation International
          -0-                                                  03/23/2007
          /CONTACT:  investors, Debbie Young - Director - Investor Relations, +1-713-525-9088, or media, Greg Bolton - Director - Corporate Communications, +1-713-525-5235, both of Service Corporation International/
          /Web site:  http://www.sci-corp.com
                            http://dignitymemorial.com /